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                                                                   EXHIBIT 10.11


                                PALL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN



1. Purpose. The purpose of the Pall Corporation Employee Stock Purchase Plan (the "Plan") is to offer certain Employees of Pall Corporation (the "Company") and Affiliated Companies an incentive to invest in common shares, par value $.10 per share (each, a "Share") of the Company, by permitting eligible Employees to purchase Shares at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock purchase plan of the same name maintained by the Company prior to November 1, 1999 (the "Prior Plan") is hereby amended and superseded by this Plan. In the event that the Plan is adopted by any non-U.S. Affiliated Company and is subject to the laws of another country, a separate document may be prepared for such company reflecting the specific requirements of applicable law, and such document, and not this document, shall determine all rights of all Employees of such company.

2. Definitions. Capitalized terms used in this Plan shall have the following meanings unless defined elsewhere herein.

"Affiliated Company" means, at the time of the granting of an option under the Plan, any corporation of which not less than 80% of the voting shares are held by the Company or a subsidiary within the meaning of Section 424 of the Code (except that 80% stock ownership shall be substituted for 50% stock ownership in such definition), whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary.

"Board of Directors" means the Board of Directors of Pall Corporation.

"Change in Control" means the occurrence of any of the following:

         (a) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York, as Rights Agent as the same may have been amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or
         (b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or
         (c)      any event described in Section 13 of the Rights Agreement; or
         (d) the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws;


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provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 16(c) shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board of Directors at any time with or without retroactive effect.

"Committee" means the group of individuals appointed by the Board of Directors of the Company to administer the Plan.

"Compensation" means, for any pay period, the gross base salary payable for such period. Compensation shall not include overtime, incentive compensation, incentive payments or bonuses, shift differentials, expense reimbursements, long-term disability and workers' compensation payments, lump-sum payments due to death, termination of employment or layoff, non-taxable fringe benefits, payments or discounts under any stock purchase or option plan, or any other extraordinary compensation or other payments to an Employee.

"Employee" means a common law employee of an Employer whose customary employment is at least twenty (20) hours per week. Any person who is not initially recognized by an Employer as a common law employee, but who is subsequently determined to be an Employee by the proper authority, shall be an Employee for purposes of participation in the Plan after such determination.

"Employer" means the Company and any Affiliated Company that adopts the Plan with the prior written approval of the Committee.

"Exercise Date" means the last Trading Day of each Offering Period.

"Fair Market Value" means the value of a Share on a given date, determined based on the mean of the highest and lowest sale prices for a Share on such date, as reported on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange on such date, the exchange on which the Shares are listed ("Exchange"), or if the Exchange is not open for trading on such date, on the nearest preceding date on which the Exchange is open for trading.

"Participant" means any individual who is eligible to participate in the Plan as provided in Section 4 and enrolls in the Plan in the manner set forth in Section 5.

"Offering Period" means each six consecutive calendar month period during which an option to purchase Shares is granted and may be exercised.

"Purchase Price" means an amount equal to 85% of the lower of the Fair Market Value of a Share on the first Trading Day of an Offering Period or on the Exercise Date, but in no event less than the par value of a Share.

"Stock Account" means the account established pursuant to Section 8 for a Participant with such investment service provider as the Committee shall select in its discretion.


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 "Trading Day" means any day on which the Exchange is open for trading.

3. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, with the first Offering Period commencing on November 1, 1999 and ending on April 30, 2000, and each subsequent Offering Period thereafter, continuing until the Plan is terminated in accordance with Sections 17 or 20 hereof.

4.       Eligibility.

         (a) Eligible Employees. Each Employee of an Employer shall be eligible to participate in the Plan on the earlier of the November 1st or May 1st coincident with or next following his or her completion of two (2) consecutive years of employment with an Employer; provided, however, that each Employee who, as of August 1, 1999 has completed six (6) consecutive months of employment with an Employer and each Employee who immediately prior to November 1, 1999 was a participant in the Prior Plan shall be eligible to participate in the Plan effective November 1, 1999. Notwithstanding the preceding sentence, no Employee of any Employer shall be eligible to participate in the Plan if that Employee
(i) is a "highly compensated employee", as defined in Section 414(q) of the Code, who is eligible to participate in the Management Stock Purchase Plan, or
(ii) has received a hardship distribution from the Pall Corporation Profit-Sharing Plan within the preceding twelve (12) months.

         (b) Leave of Absence. Each Participant who is on medical leave, family leave, military leave or any other leave of absence approved by an Employer shall be permitted to participate in the Plan as provided in this paragraph (b).

         A Participant who is on an unpaid leave of absence shall have payroll deductions suspended at the commencement of such unpaid leave, but shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the next following Exercise Date. Upon such Participant's return from unpaid leave of absence during the same Offering Period in which such leave began, his or her payroll deductions shall automatically recommence at the same rate as in effect prior to such leave.

         A Participant who is on a paid leave of absence may elect, by notifying the Committee in the manner prescribed by the Committee, to suspend his or her payroll deductions at any time during such paid leave, but shall participate in the exercise of options under Section 7 to the extent of the amount credited to his or her account as of the next following Exercise Date. Upon such Participant's return from paid leave of absence, he or she may elect to recommence payroll deductions as provided in Section 5(d).

         (c) Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason on or before an Exercise Date, the Participant's payroll deductions shall cease as of the effective date of such termination of eligibility, as determined by the Committee. All payroll deductions credited to the Participant's account as of the effective date of his or her termination of eligibility, shall be distributed to the Participant as soon as practicable thereafter.


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5.       Enrollment and Payroll Deductions.

         (a) Enrollment. Any Employee who satisfies the eligibility requirements of Section 4(a) shall participate by enrolling in the Plan and authorizing payroll deductions in the manner prescribed by the Committee not later than fifteen (15) days prior to the commencement of any Offering Period. An eligible Employee who has elected to enroll in the Plan for an Offering Period and whose payroll deductions have not ceased during the Offering Period as provided in
Section 5(d) shall automatically continue to participate in the Plan in each successive Offering Period with the same terms applicable.

         (b) Amount. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made on each pay day during each Offering Period equal to an amount not to exceed the Compensation which the Participant received on each such pay day; provided, however, that in the case of the Offering Period beginning on November 1, 1999, no Participant shall be permitted to make payroll deductions during the first two months thereof that, in the aggregate, exceed Four Thousand, Two Hundred Dollars ($4,200). All payroll deductions shall be withheld in whole units of currency only. All payroll deductions shall be credited to a bookkeeping account maintained by the Company for each Participant under the Plan. No interest will be paid on any amounts credited to any account. A Participant may not make any additional payments into such account.

         (c) Payroll Deductions. Payroll deductions shall commence with the first practicable payroll period of the Offering Period following the Participant's enrollment in the Plan and shall end in the last practicable payroll period of the Offering Period during which the Participant is enrolled in the Plan, or, if earlier (i) after the Participant notifies the Committee of his or her suspension of payroll deductions pursuant to Section 5(d), (ii) when the Participant ceases to participate in the Plan for any of the reasons stated in Sections 4(b), 4(c) or Section 11, or (iii) the first practicable payroll period after the Participant receives a hardship distribution from the Pall Corporation Profit-Sharing Plan.

         (d) Adjustments to Payroll Deductions. A Participant may decrease the amount of payroll deductions or suspend all future payroll deductions during an Offering Period by notifying the Committee in the manner prescribed by the Committee. In the event a Participant suspends all payroll deductions, the Participant shall not be entitled to begin payroll deductions until the commencement of a subsequent Offering Period, except as provided below in the case of certain leaves of absence. The Committee may, in its discretion, limit the number of payroll deduction rate changes and prescribe the effective dates thereof during any Offering Period.


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         In the event that a Participant reduces or suspends payroll deductions during a paid leave of absence, such Participant, upon his or her return from such leave during the same Offering Period in which such leave began, may elect to recommence or increase payroll deductions by notifying the Committee in the manner prescribed by the Committee.

         Notwithstanding other provisions of the Plan, to the extent necessary to comply with Section 6(b), the Company may decrease a Participant's payroll deductions or suspend same at any time during an Offering Period.

6.       Options.

         (a) Grant of Option. On the first day of each Offering Period, each Participant shall be granted an option to purchase, exercisable on each Exercise Date, that number of Shares determined by dividing the aggregate amount credited to the Participant's account as of such Exercise Date, by the Purchase Price; provided however, that such purchase shall be subject to the limitations set forth in Sections 6(b) and 14.

         (b) Limitation on Option Grant. Notwithstanding any other provisions of the Plan, no Participant shall be granted an option under the Plan if immediately after the grant, (i) such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the
Code) would own capital stock of the Company and/or hold outstanding options to purchase any class of capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Affiliated Company thereof, or (ii) such Participant's rights to purchase capital stock under all Section 423 employee stock purchase plans of the Company and Affiliated Companies would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such capital stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that a Participant's account is maintained in a unit of currency other than U.S. dollars, for purposes of determining whether the limitation in the preceding sentence is exceeded, the unit of currency in which such Participant's account is maintained shall be notionally exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the first day of the Offering Period.

7. Exercise of Option. As soon as administratively practicable after each Exercise Date, each Participant's option to purchase Shares under the Plan shall be exercised automatically, and the maximum number of whole or fractional Shares subject to such option shall be purchased for the Participant at the Purchase Price, with the aggregate amount credited to the Participant's account, unless the Participant has terminated participation as provided in Section 4(c) or employment as provided in Section 11. In the event that a Participant's account is maintained in a unit of currency other than U.S. dollars, prior to the exercise of any option, such currency will be exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the Exercise Date as of which such options are exercised.

8.       Participant Stock Accounts.


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         (a) Establishment of Stock Account. A Stock Account shall be maintained for each Participant. Shares purchased for the Stock Account of each Participant shall be credited thereto as of the close of business on the Exercise Date. All brokerage commissions attributable to the exercise of options under the Plan shall be paid by the Company or an Affiliated Company.

         (b) Statement. As soon as practicable following each Offering Period, a statement of Stock Account shall be sent to each Participant, setting forth the amount of payroll deductions accumulated during the Offering Period, the Purchase Price, the number of Shares purchased and the amount of any cash remaining credited to the Participant's Stock Account.

         (c) Participant Shares. Shares purchased for each Participant shall be held in the Participant's Stock Account. A Participant may request that a certificate be issued in the Participant's name or the name of the Participant and his or her spouse for all or a portion of the whole Shares credited to the Participant's Stock Account. A Participant may sell such Shares at any time thereafter, subject to compliance with any applicable federal or state securities laws. Each Participant agrees, by enrolling in the Plan, to notify the Committee of any sale or other disposition of Shares held by the Participant under the Plan which occurs within eighteen (18) months from the Exercise Date, indicating the number of such Shares disposed of. The Committee shall be entitled to presume that a Participant has disposed of any Shares for which the Participant has requested a certificate. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. In the event that a Participant requests a withdrawal of all amounts credited to his Stock Account, any fractional Shares then held in the Participant's Stock Account will be converted to an equivalent unit of currency and such amount shall be distributed to the Participant in cash along with the requested Shares.

         (d) Voting Rights; Dividends. A Participant shall have all ownership rights with respect to the Shares credited to the Participant's Stock Account, including the right to direct the vote of such Shares. Any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested in additional Shares for the Participant, unless otherwise provided under the terms of the participant's Stock Account. Such additional shares shall be purchased on the open market as soon as practicable after the dividend payment is received.

9. Taxes. The Company or Affiliated Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or Affiliated Company to meet applicable withholding obligations, including any withholding required to make available to the Affiliated Company any tax deductions or benefits attributable to any sale or early disposition of Shares by the Participant.

10. Hardship Distributions. In the event that during an Offering Period a Participant experiences a "hardship" as defined in the Pall Corporation Profit-Sharing Plan, the Participant may file a written request with the Committee for a refund of all amounts then credited to his account. If the Committee determines in its discretion that the Participant meets the requirements of a "hardship," it shall cause the Participant's account to be paid to the Participant as soon as practicable after such determination, without regard to whether a distribution is made on account of such hardship from the Pall Corporation Profit-Sharing Plan.


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11. Termination of Plan Participation.

         (a) Termination of Participation. A Participant may terminate participation in the Plan by notifying the Committee thereof in the manner prescribed by the Committee. Following the effective date of such notice, the Participant's payroll deductions shall cease with the next practicable payroll period. The Participant shall participate in the exercise of options under
Section 7 to the extent of amounts credited to his or her account as of the cessation of his or her payroll deductions.

         (b) Renewal of Participation. If a Participant terminates participation in the Plan, the Participant must re-enroll in the Plan as provided in Section 5(a) to renew participation.

         (c) Termination of Employment. As soon as practicable following a Participant's termination of employment for any reason, including retirement, a Participant or the Participant's beneficiary shall receive cash equal to the amount credited to the Participant's account during the Offering Period in which occurs the Participant's termination and all options granted under Section 6(a) in connection with such Offering Period shall be canceled.

12. Transfer. A Participant may not assign, transfer, pledge or otherwise dispose of (other than by will, the laws of descent and distribution) any payroll deductions credited to the account of the Participant or any right to exercise an option or receive Shares under the Plan. Any such assignment, transfer, pledge or other disposition shall be without effect. Each option is exercisable during the lifetime of the Participant only by such Participant.

13. Participant Beneficiaries.

         (a) Designation. A Participant may file with the Committee, a written designation of a beneficiary who is entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan, in the event of the Participant's death; provided, however, that the disposition of a Participant's Stock Account upon his or her death shall be provided under the terms of such Stock Account.

         (b) Failure of Designation. If a Participant dies without a valid beneficiary designation on file with the Committee, or if no designated beneficiary survives the Participant, the following automatic beneficiaries surviving the Participant shall be entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan: (i) Participant's surviving spouse, or (ii) if the Participant is not married, the Participant's estate.


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14. Shares. The maximum number of Shares that may be acquired by any Participant in any Offering Period is 1,500. The maximum number of Shares that may be purchased by all Participants under the Plan is 1,000,000, subject to adjustment upon changes in the capitalization of the Company as set forth in Section 16. Shares credited to for Participants' Stock Accounts may, at the Committee's discretion, be purchased in the open market (on an exchange or in negotiated transactions), or may be previously acquired treasury Shares, authorized and unissued Shares, or any combination of Shares purchased in the open market, previously acquired treasury Shares or authorized and unissued Shares. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

15. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may change the frequency of payroll deductions, limit the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant's payroll deductions, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

         The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Each Participant shall have the same rights and privileges as afforded by Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

16. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Change in Control.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participant may purchase per Offering Period (pursuant to Section 6) as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting form a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.


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         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be established by the Committee, and shall be before the date of the Company's proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date in accordance with Section 7.

         (c) Change in Control. In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Change of Control Exercise Date") and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be established by the Committee and shall be before the date of the Company's proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the Change of Control Exercise Date, that the Exercise Date for the Participant's option has been changed to the Change of Control Exercise Date and that the Participant's option shall be exercised automatically on the Change of Control Exercise Date in accordance with Section 7.

17. Amendment or Termination. The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without shareholder consent and without regard to whether any Participant rights may have been considered to have been "adversely affected," the Plan may be amended to change the Offering Periods, increase the Purchase Price or change the maximum amount of payroll deductions permitted. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

18. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.


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         As a condition to the exercise of an option, the Company may require a
Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

20. Term. The Plan shall be effective upon its adoption by the Board of Directors subject to the approval by the shareholders of the Company which approval must occur within the 12-month period after the Plan is adopted by the Board of Directors. It shall continue in effect indefinitely thereafter until the maximum number of Shares available for sale under the Plan (as provided in Section 14 hereof) has been purchased, unless terminated pursuant to Section 17 hereof. In the event that the shareholders of the Company do not approve the Plan, all payroll deductions that have accumulated in Participants' accounts shall be refunded to Participants as soon as possible following the shareholder's action.

21. Use of Funds. Payroll deductions credited to a Participant's account shall remain the general assets of the Company or an Affiliated Company and shall not be held in trust or required to be segregated in any manner.

22. No Right to Continued Employment. Nothing in the Plan or in any option shall confer on any Participant any right to continue in the employ of the Company or any Affiliated Company.


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